CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Aphton Corporation on Form S-3 (File No. 333-36925) of our report dated March 23, 1998, on our audits of the financial statements of Aphton Corporation as of January 31, 1998 and April 30, 1997 and 1996 and for the nine months ended January 31, 1998 and each of the fiscal years ended April 30, 1997, 1996 and 1995, which report is included in 1998 Annual Report on Form 10-K incorporated by reference in this registration statement. We also consent to the reference to our firm under the caption "Experts".



                                                    PricewaterhouseCoopers L.L.P



Honolulu, Hawaii
July 2, 1998